Exhibit 10.3

ACCORDION INCREASE AGREEMENT
DATE:    September 26, 2014

PARTIES:	Borrower: COLE CORPORATE INCOME OPERATING PARTNERSHIP II, LP, a Delaware limited partnership
Administrative Agent    JPMORGAN CHASE BANK, N.A.
for the Lenders:
Lenders:    JPMORGAN CHASE BANK, N.A.

REGIONS BANK

U.S. BANK NATIONAL ASSOCIATION

RECITALS
A.Existing Lenders have extended to Borrower a credit facility ("Loan") in a maximum principal amount not to exceed $150,000,000.00 at any time (subject to potential increases up to an aggregate maximum principal amount of $750,000,000.00) pursuant to that Credit Agreement dated as of January 13, 2014, among Borrower, Administrative Agent and the Lenders defined therein, as modified by the Modification Letter Agreement dated February 13, 2014, and the First Modification Agreement dated June 25, 2014, and the Second Modification and Lender Joinder Agreement dated July 8, 2014 (the "Credit Agreement"), and evidenced by the Notes. All undefined capitalized terms used herein shall have the meaning given them in the Credit Agreement.
B.    The Loan is secured by the property described in certain of the Loan Documents.
C.    Cole Office & Industrial REIT (CCIT II), Inc, a Maryland corporation ("CCIT II") and the Subsidiary Guarantors that are a party to this Accordion Increase Agreement (this "Agreement") have guarantied the Loan by a Continuing Guaranty dated as of January 13, 2014, executed by CCIT II and Cole OFC San Jose (Ridder Park) CA, LP and certain Counterpart Agreements Re: Continuing Guaranty executed by the additional Subsidiary Guarantors as set forth on Schedule 1 hereto (severally and collectively, the "Repayment Guaranty").
D.    Borrower has requested an Accordion Increase in the Revolving Loans in the amount of $75,000,000.00 in accordance with the provisions of Section 2.14 of the Credit Agreement and each Lender is willing to increase its Commitment for Revolving Loans by $25,000,000.00.
AGREEMENT

QB\29963117.4

Borrower, Administrative Agent and the Lenders agree as follows:

SECTION 1.	ACCURACY OF RECITALS.
Borrower acknowledges the accuracy of the Recitals.

SECTION 2.	ACCORDION INCREASE.
2.1    The Lenders agree to a $25,000,000.00 increase in each of their respective Commitments for Revolving Loans, for an aggregate increase of $75,000,000.00 (the "Accordion Increase") effective on the date of this Agreement.
2.2    Schedule 2.01 of the Credit Agreement is hereby replaced in its entirety with the Schedule 2.01 attached hereto as Exhibit A.
2.3    This Agreement shall constitute one of the Loan Documents as that term is defined in the Credit Agreement.

SECTION 3.	RATIFICATION OF LOAN DOCUMENTS AND COLLATERAL.
The Loan Documents are ratified and affirmed by Borrower and shall remain in full force and effect. Any property or rights to or interests in property granted as security in the Loan Documents shall remain as security for the Loan and the obligations of Borrower in the Loan Documents.

SECTION 4.	BORROWER REPRESENTATIONS AND WARRANTIES.
Borrower represents and warrants to Administrative Agent and the Lenders:
4.1    No Event of Default or Default has occurred and is continuing.
4.2    There has been no material adverse change in the financial condition of Borrower or any other person whose financial statement has been delivered to Administrative Agent in connection with the Loan from the most recent financial statement received by Administrative Agent.
4.3    All representations and warranties made by Borrower and set forth in the Loan Documents are true and correct in all material respects on the date hereof, except to the extent such representations and warranties refer to an earlier date, in which case they shall be true and correct, in all material respects, as of such earlier date.
4.4    As of the date hereof, Borrower knows of no claims, counterclaims, defenses, or set-offs with respect to the Loan or the Loan Documents.
4.5    This Agreement and the Loan Documents are the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their terms, subject to or limited by

QB\29963117.4

bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally and by equitable principles of general application.
4.6    Borrower is validly existing under the laws of the State of its formation or organization and has the requisite power and authority to execute and deliver this Agreement and to perform the Loan Documents. The execution and delivery of this Agreement and the performance of the Loan Documents have been duly authorized by all requisite action by or on behalf of Borrower. This Agreement has been duly executed and delivered on behalf of Borrower.

SECTION 5.	CONDITIONS PRECEDENT.
The agreements of Administrative Agent and the Lenders regarding the Accordion Increase shall not be binding upon Administrative Agent or the Lenders until Administrative Agent and Lenders have executed and delivered this Agreement, and the Administrative Agent has received, at Borrower's expense, all of the following, all of which shall be in form and content satisfactory to the Administrative Agent and shall be subject to approval by the Administrative Agent:
5.1    An original of this Agreement fully executed by Borrower;
5.2    An original of the attached Consent and Agreement of Guarantor fully executed by Guarantors; and
5.3    Payment of all reasonable out-of-pocket external costs and expenses incurred by the Administrative Agent in connection with this Agreement (including, without limitation, outside attorneys costs, expenses, and fees).

SECTION 6.	BINDING EFFECT.
This Agreement shall be binding upon and shall inure to the benefit of Borrower, Administrative Agent and the Lenders and their permitted successors and assigns.

SECTION 7.	CHOICE OF LAW.
THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 8.	COUNTERPART EXECUTION.
This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.

QB\29963117.4

DATED as of the date first above stated.

BORROWER:

COLE CORPORATE INCOME OPERATING PARTNERSHIP II, LP, a Delaware limited partnership

BY:	Cole Office & Industrial REIT (CCIT II), INC., a Maryland corporation, General Partner

By: /s/ Todd J. Weiss
Name: Todd J. Weiss
Title: Authorized Officer

[Signatures for Administrative Agent and Lenders are on the next page]

[Signature Page to Accordion Increase Agreement]

QB\29963117.4

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A., a national banking association

By:    /s/ Ryan M. Dempsey
Name: Ryan M. Dempsey
Title:    Authorized Officer

LENDERS:

JPMORGAN CHASE BANK, N.A.

By:    /s/ Ryan M. Dempsey
Name:    Ryan M. Dempsey
Title:    Authorized Officer

REGIONS BANK

By:    /s/ Michael R Mellott
Name:    Michael R Mellott
Title:    Director

U.S. BANK NATIONAL ASSOCIATION

By:    /s/ Troy Lyscio
Name:    Troy Lyscio
Title:    Senior Vice President

[Signature Page to Accordion Increase Agreement]

QB\29963117.4